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                                                                    EXHIBIT 4.1

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                             R&B FALCON CORPORATION




                               WARRANT AGREEMENT



                           Dated as of April 22, 1999




                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                 Warrant Agent




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                                                                    EXHIBIT 4.1

                               WARRANT AGREEMENT

         WARRANT AGREEMENT (this "Agreement") dated as of April 22, 1999 between R&B Falcon Corporation, a Delaware corporation ("the Company"), and American Stock Transfer & Trust Company, a bank and trust company organized and existing under the laws of the State of New York, as warrant agent (the "Warrant Agent").

         WHEREAS, the Company entered into a purchase agreement dated April 15, 1999 (the "Purchase Agreement") with Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser") pursuant to which the Company has agreed to sell to the Initial Purchaser 300,000 units (the "Units") consisting of $1,000 liquidation preference of its 137/8% Senior Cumulative Preferred Stock (the "Preferred Stock") and one warrant (the "Warrant") to purchase 35 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

         WHEREAS, prior to the separation of the Preferred Stock from the Warrants issued as part of the Units as described herein, the Units shall be issued pursuant to the Unit Agreement dated as of April 22, 1999 (the "Unit Agreement") between the Company and American Stock Transfer & Trust Company, as unit agent (the "Unit Agent"); and

         WHEREAS, the Warrants and the Preferred Stock shall not be separately transferable until on or after the Separation Date (as defined below); and

         WHEREAS, the Company desires the Warrant Agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, cancelled, replaced and exercised; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined) and other matters as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

         SECTION 2. Issuance of Warrants. Warrants comprising part of the Units shall be originally issued in connection with the issuance of the Units and such Warrants shall not be separately transferable from the notes until on or after the Separation Date as provided in Section 9 hereof.

         Each certificate evidencing the Warrants (the "Warrant Certificate") shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) 35 shares of Common Stock of


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the Company (the shares purchasable upon exercise of a Warrant being hereinafter referred to as the "Warrant Shares," subject to adjustment as provided in Section 17 hereof).

         SECTION 3. Warrant Certificates. (a) The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto with such changes as are necessary to reflect the number of shares of Common Stock for which the Warrants are then exercisable.

         (b) The Warrants will be offered and sold in reliance on Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act"), ("Rule 144A") and shall be evidenced initially in the form of one or more permanent global Warrants (each, a "Global Warrant") evidenced by a Warrant Certificate in definitive, fully registered form, substantially in the form set forth in Exhibit A (each, a Global Warrant Certificate"), deposited with the Warrant Agent, as custodian for The Depository Trust Company ("DTC"), or such other depositary institution as the Company may approve to act as depositary for the Warrants and the Warrant Shares (the "Depositary") and registered in the name of a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided; provided that until such time as the Warrants separate from the Preferred Stock, the Global Warrants shall be registered in the name of the Unit Agent and shall be represented by a Global Unit deposited with the Unit Agent as custodian for and registered in the name of DTC or its nominee. The aggregate amount of a Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary or its nominee, as hereinafter provided.

         SECTION 4. Execution of Warrant Certificates. (a) The Warrant Certificates shall be signed on behalf of the Company by an Officer of the Company (as defined below). Such signature upon the Warrant Certificates may be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been an Officer, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. For purposes hereof, an "Officer" shall mean the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President.

         (b) In case any Officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such Officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such Officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such Officer.



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         (c) Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

         SECTION 5. Registration and Countersignature. (a) The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

         (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrant Certificates entitling the holders thereof to purchase not more than 10,500,000 shares of Common Stock of the Company and shall countersign and deliver Warrant Certificates as otherwise provided in this Agreement.

         (c) The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         SECTION 6. Restrictive Legends.

         (a) Except as permitted by the following clause (c) or this Section 6, each Warrant Certificate issued hereunder and each certificate representing a Warrant Share issued upon exercise of a Warrant (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear a legend (a "Restrictive Legend") substantially in the following form:

         "THESE WARRANTS (OR THEIR PREDECESSORS) AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR
         (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE WARRANTS OR WARRANT SHARES EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE ISSUER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE




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         REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE
         REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THESE WARRANTS IN VIOLATION OF THE FOREGOING."

         (b) The Global Warrant Certificate shall also bear the following legend:

                  "UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH RESTRICTIONS SET FORTH IN SECTION 10 OF THE WARRANT AGREEMENT."

         (c) Upon any sale or transfer of any Warrant Certificate or Warrant Shares pursuant to an effective registration statement under the Securities Act or satisfying the condition set forth



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in subclause (1)(C) of the Restrictive Legend, the Warrant Agent shall permit the holder thereof to exchange such Warrant Certificate or such Warrant Shares for another Warrant Certificate or certificate evidencing Warrant Shares, as applicable, that does not bear the Restrictive Legend.

         SECTION 7. Registration of Transfers and Exchanges. (a) The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as provided in this Agreement. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

         A holder may transfer its Warrants only by written application to the Warrant Agent stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. The Warrant Agent shall not be required to register the transfer of any Warrant bearing the Restrictive Legend that does not comply with the provisions of the Restrictive Legend. No such transfer shall be effected until, and such transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register. Prior to the registration of any transfer of Warrants by a holder as provided herein, the Company, the Warrant Agent, and any agent of the Company may treat the person in whose name the Warrants are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register such transfer or make such exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates at the Warrant Agent's request.

         (b) The Warrant Agent shall retain copies of all letters, notices and other written communications received pursuant to this Section 7. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

         (c) Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Section 7 in case of an exchange, Section 12 hereof in case of the exercise of less than all the Warrants represented thereby or Section 14 hereof in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

         (d) The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 7 and of Section 5 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 7.



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         (e) No service charge shall be made for registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Warrant Certificates.

         SECTION 8. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall countersign and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

         If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 12(b) hereof. Subject to the provisions of Section 7(e) hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall countersign and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

         SECTION 9. Separation of Warrants and Preferred Stock. (a) The Preferred Stock and Warrants will not be separately transferable until the earliest to occur of (i) 180 days after the date of the original issue of the Warrants, (ii) the date on which a registration statement with respect to a registered exchange offer or a shelf registration statement for the Preferred Stock is declared effective under the Securities Act, (iii) the date on which a shelf registration statement with respect to the Warrants is declared effective under the Securities Act, (iv) such date as the Initial Purchaser in its sole discretion shall determine and (v) the occurrence of a Change of Control (as defined in that certain Offering Memorandum dated April 15, 1999 with respect to the Offering of the Units, Preferred Stock and Warrants) (such date, the "Separation Date"). The surrender of a Unit Certificate for separate Warrant Certificates and Preferred Stock certificates is herein referred to as a "separation" and the related Warrants being referred to as "separated." Upon separation of the Warrants and the Preferred Stock, the Global Warrants shall be transferred to and deposited with the Warrant Agent, as custodian for, and registered in the name of DTC or its nominee, duly executed by the Company and countersigned by the Warrant Agent as provided herein.



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         SECTION 10. Book-Entry Provisions for Global Warrants.

         (a) Registered Owner of Global Warrants. Each Global Warrant initially shall (i) be registered in the name of DTC or its nominee, (ii) be delivered to the Warrant Agent as custodian for the Depositary and (iii) bear legends as set forth in Section 6.

         Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by DTC, or the Warrant Agent as its custodian, or under the Global Warrant, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Warrant.

         (b) Transfers of a Global Warrant shall be limited to transfers of such Global Warrant in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in a Global Warrant may be transferred in accordance with the rules and procedures of DTC and the provisions of this Section 10. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Warrants in definitive form, in exchange for their beneficial interests in a Global Warrant upon written request in accordance with DTC's and the Warrant Agent's procedures. In addition, definitive Warrants in the form of Exhibit A without the provisions relating solely to Global Warrants and designated by footnotes (the "Definitive Warrants") shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Warrant if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as a Depositary for the Global Warrant and the Company thereupon fails to appoint a successor depositary upon 90 days notice or (B) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and the Company thereupon fails to appoint a successor depositary upon 90 days notice, or (ii) the Company, at its option, notifies the Warrant Agent in writing that it elects to cause issuance of Definitive Warrants. In addition, beneficial interests in a Global Warrant may be exchanged for Definitive Warrants upon request but only upon at least 20 days' prior written notice given to the Warrant Agent by or on behalf of DTC in accordance with customary procedures. In all cases, Definitive Warrants delivered in exchange for any Global Warrants or beneficial interests therein will be registered in names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the Restrictive Legend set forth in Section 6, if applicable, unless the Company determines otherwise in compliance with applicable law.

         (c) In connection with any transfer of a portion of the beneficial interest in a Global Warrant pursuant to Section 10(b) to beneficial owners who are required to hold Definitive Warrants, the Warrant Agent shall reflect on its books and records the date and a decrease in the amount of such Global Warrant in an amount equal to the amount of the beneficial interest in the Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Definitive Warrants of like tenor and amount.



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         (d) In connection with the transfer of an entire Global Warrant to beneficial owners pursuant to Section 10(b), such Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Warrant, an equal aggregate amount of Definitive Warrants of authorized denominations.

         (e) Any Definitive Warrant delivered in exchange for an interest in a Global Warrant pursuant to Section 10(c) or (d) shall, except as otherwise provided herein, bear the Restrictive Legend set forth in Section 6, if applicable.

         (f) The holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Agreement or the Warrants.

         SECTION 11. Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Warrant to any institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) that is not a QIB:

             (i) The Warrant Agent shall register the transfer of any Warrant, whether or not such Warrant bears the Restrictive Legend, if (A) the requested transfer is at least two years after the later of the Issue Date and the last date on which such Warrant was held by an Affiliate of the Company or (B) the proposed transferee has delivered to the Warrant Agent (1) a certificate substantially in the form of Exhibit C hereto and (2) an opinion of counsel, if so requested by the Company, acceptable to the Company and the Warrant Agent that such transfer is in compliance with the Securities Act.

             (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Warrant, upon receipt by the Warrant Agent of (A) the documents, if any, required by Section 11(a)(i) and
                           (B) instructions given in accordance with the Depository's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and a decrease in the aggregate amount of the beneficial interest in the Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more definitive Warrant Certificates of like tenor and amount.

         (b) Transfers to QIBs. If the Warrant to be transferred consists of Definitive Warrants, the Warrant Agent shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Warrant stating, or has otherwise advised the Company and the Warrant Agent in writing, that the sale has been made in




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compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for in the form of Exhibit B hereto, or has otherwise advised the Company and the Warrant Agent in writing, that it is purchasing the Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

         (c) Restrictive Legend. Upon the transfer, exchange or replacement of Warrant Certificates not bearing the Restrictive Legend, the Warrant Agent shall deliver Warrant Certificates that do not bear the Restrictive Legend. Upon the transfer, exchange or replacement of Warrant Certificates bearing the Restrictive Legend, unless there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, the Warrant Agent shall deliver Warrant Certificates that do bear the Restrictive Legend.

         (d) General. The provisions hereof shall be qualified in their entirety by any applicable securities laws of the United States and any other applicable jurisdiction and by the procedures of any applicable clearing agency, in each case as in effect from time to time, and all such laws and clearing procedures shall be deemed to be incorporated herein by reference. By its acceptance of any Warrant Certificate bearing the Restrictive Legend, each holder of such a Warrant Certificate shall be deemed to acknowledge the restrictions on transfer of such Warrant Certificate set forth in this Agreement and in the Restrictive Legend and agrees that it will transfer such Warrant Certificate only as provided in this Agreement. The Warrant Agent shall not register a transfer of any Warrant Certificate unless such transfer complies with the restrictions on transfer of such Warrant Certificate set forth in this Agreement. In connection with any transfer of Warrant Certificates, each Warrant holder agrees by its acceptance of the Warrant Certificates to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         SECTION 12. Terms of Warrants; Exercise of Warrants. (a) Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised any time on or after the Separation Date until 5:00 p.m., New York City time, on May 1, 2009 (the "Exercise Period"), to receive from the Company the number of fully paid and non-assessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the exercise price of $9.50 per Warrant Share (the "Exercise Price"); provided that holders shall be able to exercise their Warrants for cash only if a registration statement relating to the Warrant Shares is then in effect in the case of Warrants resold pursuant to a shelf registration statement, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the



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applicable securities laws of the states in which the various holders of the
Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. Each holder may exercise its right, during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the holder will receive such number of Warrant Shares equal to the product of (A) the number of Warrant Shares for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (B) the Cashless Exercise Ratio. The Cashless Exercise Ratio shall equal a fraction the numerator of which is the Market Value (as defined below) per share of Common Stock on the date of exercise minus the Exercise Price per share as of the date of exercise and the denominator of which is the Market Value per share on the date of exercise. Each Warrant not exercised prior to 5:00 p.m., New York City time, on May 1, 2009 (the "Expiration Date") shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

         The "Market Value" per share of Common Stock as of any date shall equal (i) if the Common Stock is primarily traded on a securities exchange, the last sale price on such securities exchange on the trading day immediately prior to the date of determination, or if no sales occurred on such day, the mean between the closing "bid" and "asked" prices on such day, (ii) if the principal market for the Common Stock is in the over-the-counter market, the closing sale price on the trading day immediately prior to the date of the determination, as published by the National Association of Securities Dealers Automated Quotation System or similar organization, or if such price is not so published on such day, the mean between the closing "bid" and "asked" prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, and (iii) if neither clause (i) nor clause
(ii) is applicable, the fair market value on the date of determination of the Common Stock as determined in good faith by the Board of Directors of the Company.

         (b) In order to exercise all or any of the Warrants represented by a Warrant Certificate, the holder thereof must deliver to the Warrant Agent at its corporate trust office set forth in Section 25 hereof the Warrant Certificate and the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, which is set forth in Section 12(a) hereof and in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash, by wire transfer or by certified or official bank check payable to the order of the Company (a "Cash Exercise") or (ii) on a net basis in the manner provided in Section 12(a) hereof. An exercise of a Warrant in accordance with clause (ii) of the immediately preceding sentence is herein called a "Cashless Exercise."

         Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant

Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Upon surrender of the Warrant Certificate and payment of the Exercise Price in accordance with this Agreement, the Company will issue shares of Common Stock of the Company for each Warrant evidenced by such Warrant Certificate, subject to adjustment as described herein. Whenever there occurs a Cashless Exercise, the Company shall deliver to the Warrant Agent a certificate setting forth the Cashless Exercise Ratio. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder to determine whether the Cashless Exercise Ratio is correct or with respect to the method employed in determining the Cashless Exercise Ratio or the validity or value of any shares of Common Stock.

         (c) Subject to the provisions of Section 13 hereof, upon compliance with Section 12(b) above, the Warrant Agent shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 18 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 17(l) hereof, or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Warrant Agent shall, as soon as possible, but in any event not later than two business days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 18 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

         (d) The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

         (e) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

         (f) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

         SECTION 13. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 14. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         SECTION 15. Reservation of Warrant Shares. (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         (b) The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 18 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 19 hereof.

         (c) Before taking any action which would cause an adjustment pursuant to Section 17 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

         (d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

         SECTION 16. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America on which other shares of Common Stock are then listed, if any.

         SECTION 17. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 17. For purposes of this
Section 17, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

         (a) Adjustment for Change in Capital Stock. If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted (including by adjusting the definition of "Warrant Shares") so that after giving effect to such adjustment, the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 17. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share less than the Fair Value (as defined herein) per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                                 O           +          N x P
                                                -------------------
                  E' = E x                                M
                            ---------------------------------------
                               O + N

where:

E'       =        the adjusted Exercise Price.

E        =        the current Exercise Price.

O        =        the number of shares of Common Stock outstanding on the
                  record date.

N        =        the number of additional shares of Common Stock offered.

P        =        the offering price per share of the additional shares.

M        =        the Fair Value per share of Common Stock on the record date.


         The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                                                      M - F
                              E' = E x              ----------
                                                        M

where:

E'       =        the adjusted Exercise Price.

E        =        the current Exercise Price.

M        =        the Fair Value per share of Common Stock on the record date mentioned below.

F        =        the fair market value on the record date of the assets,
                  securities, rights or warrants to be distributed in respect of one share of Common Stock as determined in good faith by the Board of Directors of the Company (the "Board of Directors").

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         This Section 17(c) does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles. Also, this Section 17(c) does not apply to rights, options or warrants referred to in Section 17(b) hereof.

         (d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock for a consideration per share less than the Fair Value per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                          E'  =  E  x          P + (O x M)
                                               -----------
                                                  A x M

where:

E'       =        the adjusted Exercise Price.

E        =        the current Exercise Price.

O        =        the number of shares of Common Stock outstanding
                  immediately prior to the issuance of such additional shares of Common Stock.

P        =        the aggregate consideration received for the issuance of such additional shares.

M        =        the Fair Value per share of Common Stock on the date of
                  issuance of such additional shares.

A        =        the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This Section 17(d) does not apply to:

                           (1) any of the transactions described in subsections
                  (b) and (c) of this Section 17,

                           (2) the exercise of Warrants, or the conversion or
                  exchange of other securities convertible or exchangeable for Common Stock the issuance of which caused an adjustment to be made under Section 17(e),

                           (3) Common Stock issued to the Company's employees
                  under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 17(d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not exceed 5% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of anti-dilution adjustments thereunder), or

                           (4) Common Stock issued to stockholders of any
                  person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, provided that if such person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view.

         (e) Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Section 17(b) and (c)) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Fair Value per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with the formula:


                           E' = E x                 P + (O x M)
                                                    -----------
                                                    (O + D) x M

where:

E'       =        the adjusted Exercise Price.

E        =        the current Exercise Price.

O        =        the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

P        =        the aggregate consideration received for the issuance of such securities.

M        =        the Fair Value per share of Common Stock on the date of
                  issuance of such securities.

D        =        the maximum number of shares of Common Stock deliverable
                  upon conversion or in exchange for such securities at the initial conversion or exchange rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities. This Section 17(e) does not apply to convertible securities issued to stockholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, provided that if such person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view.

         (f) Consideration Received. For purposes of any computation respecting consideration received pursuant to Section 17(d) and (e), the following shall apply:

                           (1) in the case of the issuance of shares of Common
                  Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                           (2) in the case of the issuance of shares of Common
                  Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent;

                           (3) in the case of the issuance of securities
                  convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the

                  Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection); and

                           (4) in the case of the issuance of shares of Common
                  Stock pursuant to rights, options or warrants which rights, options or warrants were originally issued together with one or more other securities as part of a unit at a price per unit, the consideration shall be deemed to be the fair value of such rights, options or warrants at the time of issuance thereof as determined in good faith by the Board of Directors whose determination shall be conclusive and described in a Board resolution which shall be filed with the Warrant Agent plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (as determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (g) Fair Value. In Section 17(d) and (e) hereof, the "Fair Value" per security at any date of determination shall be (1) in connection with a sale by the Company to a party that is not an Affiliate of the Company in an arm's-length transaction (a "Non-Affiliate Sale"), the price per security at which such security is sold and (2) in connection with any sale by the Company to an Affiliate of the Company, (a) the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by (i) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a Board resolution delivered to the Warrant Agent or
(ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, in each case, taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded. Notwithstanding the foregoing, any sale to Donaldson, Lufkin & Jenrette Securities Corporation (or any successor thereto) pursuant to an underwritten public offering registered under the Securities Act shall be deemed to be and treated as a Non-Affiliate Sale.

         In Sections 17(b) and (c) hereof, the "Fair Value" per security at any date of determination shall be (a) the last price per security at which such security was sold by the Company in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by
(i) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a Board resolution delivered to the Warrant Agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, in each case, taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

         For purposes of this Section 17(g), "Disinterested Director" means, in connection with any issuance of securities that gives rise to a determination of the Fair Value thereof, each member of the Board of Directors who is not an officer, employee, director or other Affiliate of the party to whom the Company is proposing to issue the securities giving rise to such determination.

         For purposes of this Section 17(g), "Affiliate" of any specified Person means (A) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and (B) any director, officer or employee of such specified person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

         (h) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 17 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, it being understood that no such rounding shall be made under Section 17(p).

         (i) When No Adjustment Required. No adjustment need be made for a transaction referred to Section 17(a), (b), (c), (d) or (e) hereof, if Warrant holders are to participate (without being required to exercise their Warrants) in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or (ii) a change in the par value or no par value of the Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j) Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 19 hereof.

         (k) Notice of Certain Transactions. If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to
Section 17(a), (b), (c), (d) or (e) hereof and if the Company does not arrange for Warrant holders to participate pursuant to Section 17(i) hereof, (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Section 17(l) hereof or (iii) there is a liquidation or dissolution of the Company, then the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (l) Reorganization of Company. Immediately after April 22, 1999, if the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a

Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into (i) a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Section 17(l) and (ii) a supplement to the Warrant Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser (the "Warrant Registration Rights Agreement") providing for the assumption of the Company's obligations thereunder. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement and Warrant Registration Rights Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement and Warrant Registration Rights Agreement. If this Section 17(l) applies, Sections 17(a),
(b), (c), (d) and (e) hereof do not apply.

         (m) Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 17(a), (b), (c), (d), (e),
(f), (g), (h) or (i) hereof is conclusive.

         (n) Warrant Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 17 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 17(l) hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 17.

         (o) When Issuance or Payment May Be Deferred. In any case in which this Section 17 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 18 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (p) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 17(a) and (b), each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                               N'  =         N x E
                                            --------
                                               E'

where:

N'       =        the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N        =        the number or Warrant Shares previously issuable upon
                  exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E'       =        the adjusted Exercise Price.

E        =        the Exercise Price prior to adjustment.

         (q) Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         SECTION 18. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 18, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

         SECTION 19. Notices to Warrant Holders. (a) Upon any adjustment of the Exercise Price pursuant to Section 17 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of Warrants at the address appearing on the Warrant register for each such registered holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 19.

         (b)      In case:

                           (i) the Company shall authorize the issuance to all
                  holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

                           (ii) the Company shall authorize the distribution to
                  all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles or dividends payable in shares of Common Stock or distributions referred to in Section 17(a) hereof);

                           (iii) of any consolidation or merger to which the
                  Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

                           (iv) of the voluntary or involuntary dissolution,
                  liquidation or winding up of the Company; or

                           (v) the Company proposes to take any action (other
                  than actions of the character described in Section 17(a) hereof) which would require an adjustment of the Exercise Price pursuant to Section 17 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of Warrants at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 19 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         (c) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         SECTION 20. Merger, Consolidation or Change of Name of Warrant Agent.
(a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 22 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

         (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

         SECTION 21. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence, bad faith or willful misconduct.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful misconduct.

         (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

         SECTION 22. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; provided that the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
Section 24, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

         SECTION 23. Registration. Holders shall be able to exercise their Warrants for cash only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside.

         (a) The Company shall prepare and cause to be filed within 60 days of the issuance date of the Warrants with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415 under the Securities Act a shelf registration statement (the "Registration Statement") on the appropriate form relating to the offer and sale by the Company of the Warrant Shares to the holders of Warrants upon exercise of the Warrants.

         (b) The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission on or before 150 days from the date of issuance of the Warrants.

         (c) The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act in order to permit the prospectus included therein to be lawfully delivered by the Company to the holders exercising the Warrants until the later of (i) two years following the effective date of the Registration Statement and (ii) the earlier of (A) the Expiration Date and (B) the first date as of which all Warrants have been exercised; provided that, except as provided below with respect to any Black Out Period (as defined herein), the Company shall be deemed not to have used its reasonable best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in it not being able to offer and sell the Warrant Shares upon exercise of the Warrants during that period, unless such action is required by applicable law. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference, for a period (a "Black Out Period") not to exceed, for so long as this Agreement is in effect, an aggregate of 60 days in any calendar year, in the event that (i) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(A) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided, further, that such Black Out Period shall be extended for any period, not to exceed an aggregate of 30 days in any calendar year, during which the Commission is reviewing any proposed amendment or supplement to the Registration Statement, any related prospectus or any document incorporated therein by reference which has been filed by the Company; and provided, further, that no Black Out Period may be in effect during the three months prior to the Expiration Date.

         (d) The Company shall cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) The Company shall give prompt written notice to the holders of the Warrants, the Initial Purchaser and the Warrant Agent of (i) the effectiveness of the Registration Statement or any post-effective amendment thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order to make the statements therein not misleading or untrue and (v) the commencement and termination of any Black Out Period.

         (f) The Company shall use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statements at the earliest possible time.

         (g) Upon the occurrence of any event contemplated by Section 23(e)(iv) hereof or the commencement of any Black Out Period (subject to the last sentence of Section 23(c) hereof) the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to holders of the Warrants, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will contain the current information required by the Securities Act.

         (h) Not later than the effective date of the Registration Statement, the Company will provide a CUSIP number for the Warrant Shares and provide the Warrant Agent with printed certificates for the Warrant Shares in a form eligible for deposit with the Depository Trust Company.

         (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration Statement.

         (j) The Company shall register or qualify or cooperate with the holders in connection with the registration or qualification of the Warrant Shares for offer and sale by the Company upon exercise of the Warrants under the securities or blue sky laws of such states of the United States as any holder reasonably requests and do any and all other acts or things necessary or advisable to enable such offer and sale in such jurisdictions; provided that the Company shall not be required to (i) qualify to do business in any jurisdiction in which it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction in which it is not then so subject.

         (k) The Company shall bear all expenses incurred by it in connection with the performance of its obligations under this Section 23.

         (l) The Company acknowledges and agrees that any remedy at law for breach of any provision of this Section 23 will be inadequate and that, in addition to any other remedies that the holder may have, the holders shall be entitled to the remedy of specific performance to ensure the Company performs its obligations under this Section 23. The election of any one or more remedies by the holders hereunder shall not constitute a waiver of the right to pursue other available remedies.

         (m) No person is entitled to include any securities of the Company held by such person in, or to have such securities registered under, the Registration Statement.

         SECTION 24. Reports.

         (a) Whether or not required by the rules and regulations of the Commission, so long as any Warrants or the Warrant Shares are outstanding, the Company shall furnish to the Warrant Agent and the holders of Warrants or Warrant Shares (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         (b) The Company shall provide the Warrant Agent with a sufficient number of copies of all such reports that the Warrant Agent may be required to deliver to the holders of the Warrants and the Warrant Shares under this
Section 24.

         SECTION 25. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when received if deposited in the mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                            R&B Falcon Corporation.
                                901 Threadneedle
                              Houston, Texas 77079
                           Telephone: (281) 496-5000
                       Attention: Leighton E. Moss, Esq.

         In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

         Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant to the Warrant Agent shall be sufficiently given when received if deposited in the mail, first-class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

         American Stock Transfer & Trust Company
         Corporate Trust Administration
         40 Wall Street
         New York, New York  10005
         Telephone: (718) 921-8275
         Attention: Paula Caroppoli

         SECTION 26. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrants. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of the holders of Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its affiliates). The consent of each holder of Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement.

         SECTION 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 28. Termination. This Agreement shall terminate at 5:00 p.m., New York City time on May 1, 2009. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 23 shall survive such termination.

         SECTION 29. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

         SECTION 30. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

         SECTION 31. Counterparts. This Agreement may be executed in two counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   R&B FALCON CORPORATION

                                   By: /s/ ROBERT FULTON
                                      ---------------------------------
                                   Name:   Robert Fulton
                                   Title:  EVP

AMERICAN STOCK TRANSFER
    & TRUST COMPANY, as Warrant Agent

By: /s/ HERBERT J. LEMMER
    ---------------------------------
Name:   Herbert J. Lemmer
Title:  Vice President

                                                                      EXHIBIT A

                                FORM OF WARRANT

                         [Face of Warrant Certificate]



                  EXERCISABLE ON OR AFTER THE SEPARATION DATE

CUSIP No.                                                             Warrants
          ---------                                          --------
No.
    ---------------
                              Warrant Certificate

                             R&B FALCON CORPORATION


         [UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) , ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 10 OF THE WARRANT AGREEMENT.](1)

         [THESE WARRANTS (OR THEIR PREDECESSORS) AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:


------------------------
(1) This legend is used for a Global Warrant.

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR
         (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE WARRANTS OR WARRANT SHARES EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THESE WARRANTS IN VIOLATION OF THE FOREGOING.](2)

         This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of _______ Warrants expiring May 1, 2009 (the "Warrants") set forth above [or such lesser amount as is set forth on Schedule A hereto](3) to purchase Common Stock. Each Warrant entitles the holder upon exercise to receive from the Company commencing on or after the Separation Date until 5:00 p.m., New York City Time, on May 1, 2009, the number of fully paid and non-assessable Warrant Shares as set forth in the Warrant Agreement, subject to adjustment as set forth in Section 17 of the Warrant Agreement, at the initial exercise price (the "Exercise Price") of $9.50 per Warrant Share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in

-------------------
(2) Restrictive Legend only used for Transfer Restrictive Warrants.
(3) This clause is used only for Global Warrant.

the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 12 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time, on May 1, 2009, and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, R&B Falcon Corporation has caused this Warrant Certificate to be signed by the undersigned officer and may cause its corporate seal to be affixed hereunto or imprinted hereon.

Dated:
      -----------------
                                  R&B FALCON CORPORATION

                                  By:
                                     ----------------------------------------
                                  Name:
                                  Title:



Countersigned:

                                  AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


                                  By:
                                     ----------------------------------------
                                  Name:
                                  Title:

                        [Reverse of Warrant Certificate]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring May 1, 2009 entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of April 22, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         Warrants may be exercised at any time on or after the Separation Date and on or before May 1, 2009; provided that holders shall be able to exercise their Warrants for cash only if a registration statement relating to the Warrant Shares is then in effect in the case of Warrants resold pursuant to a shelf registration statement, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its New York corporate trust office set forth in Section 19 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted under certain circumstances, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         The Company has agreed under the terms of the Warrant Agreement to file and use its reasonable best efforts to make effective on or before 150 days after the issuance of the Warrants a shelf registration statement on the appropriate form under the Securities Act, and (subject to Black Out Periods) to use its reasonable best efforts to keep such registration statement continuously effective under the Securities Act in order to permit the prospectus included therein to be lawfully delivered by the Company to the holders exercising the Warrants until the later of (i) two years following the effective date of the registration statement and (ii) the earlier of (A) the expiration of the Warrants and (B) the first date as of which all Warrants have been exercised. In addition, the Company has agreed pursuant to a separate Warrant Registration

Rights Agreement dated as of April 22, 1999 (the "Warrant Registration Rights Agreement") to file within 60 days after the issuance of the Warrants and use its reasonable best efforts to make effective on or before 150 days after such date a shelf registration statement on the appropriate form under the Securities Act, and to use its reasonable best efforts to keep such registration statement continuously effective under the Securities Act in order to permit the resale of the Warrants and Warrant Shares by the holders thereof for the period of time referred to in the immediately preceding sentence.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase


                   (To Be Executed Upon Exercise Of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of the Company in the amount of $______ in accordance with the terms hereof unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 12 of the Warrant Agreement in which case the holder shall receive such number of Warrant Shares equal to the product of (A) the number of Warrant Shares for which this Warrant Certificate is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (B) the Cashless Exercise Ratio (as defined in the Warrant Agreement). The undersigned requests that a certificate for such shares be registered in the name of_______________________________, whose address is _______________________ and that such shares be delivered to ________________ whose address is ______________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is____________________, and that such Warrant Certificate be delivered to _________________, whose address is __________________.



Date:  ____________________, ____



                                      -----------------------------------------
                                          (Signature)


                                      -----------------------------------------
                                          (Signature Guaranteed)

                                   SCHEDULE A


SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANTS(4)


Date of Exchange          Amount of decrease     Amount of increase in   Number of Warrants     Signature of
                          in Number of           Number of Warrants of   of this Global         authorized officer
                          Warrants of this       this Global Warrant     Warrant following      of Warrant Agent
                          Global Warrant                                 such decrease or
                                                                         increase
------------------------- ---------------------- ----------------------- ---------------------- ----------------------




---------------------
(4) This is to be included only if the Warrant is in global form.

                                   EXHIBIT B


                            FORM OF PURCHASER LETTER

R&B Falcon Corporation
901 Threadneedle
Houston, Texas  77079
Telephone: (281) 496-5000
Attention:  Leighton E. Moss, Esq.

American Stock Transfer & Trust Company
Corporate Trust Administration
40 Wall Street
New York, New York  10005

Telephone:  (718) 921-8275
Attention:  Paula Caroppoli

Re:         Warrants to Purchase Common Stock of R&B Falcon Corporation, a
Delaware corporation (CUSIP:____________).

         Reference is hereby made to the Warrant Agreement, dated as of April 22, 1999 (the "Warrant Agreement"), between R&B Falcon Corporation (the "Issuer") and American Stock Transfer & Trust Company, as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

         In connection with our proposed purchase of Warrants or Warrant
Shares:

         we confirm that:

                  1. We understand that any subsequent transfer of the Warrants or Warrant Shares or any interest therein is subject to certain restrictions and conditions set forth in the Warrant Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Warrants or Warrant Shares or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Warrants and Warrant Shares have not been registered under the Securities Act, and that the Warrants and Warrant Shares and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Warrants or Warrant Shares or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act)(a "QIB"), (C) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act, (E) in accordance with another exemption from the registration requirements of the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and we further agree to provide to any person purchasing the Warrants or Warrant Shares from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. We further understand that the Warrants or Warrant Shares purchased by us will bear a legend to the foregoing effect.

                  3. We understand that, on any proposed resale of the Warrants or Warrant Shares or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that any subsequent transfer by us of the Warrants or Warrant Shares or beneficial interest therein acquired by us must be effected through the Warrant Agent.

                  4. We are a QIB and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants or Warrant Shares, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Warrants or Warrant Shares for our own account (or for accounts as to which we exercise sole investment discretion and have full power to make, and do make, the statements contained in this letter on behalf of each such account) for investment purposes and not with a view to, or for offer or sale in connection with, any distribution of the Warrants or Warrant Shares in violation of the Securities Act, subject, nevertheless, to the understanding that the disposition of our property or the property of such investor account or accounts shall at all times be and remain within our control.

         You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                        ---------------------------------------
                                        [Insert name of QIB]


                                        By:
                                        Name:
                                        Title:

Dated:

_____________________, 1999

                                   EXHIBIT C

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

American Stock Transfer & Trust Company
40 Wall Street
New York, New York  10005

Attention:        Paula Caroppoli
                  Corporate Trust Administration

         Reference is hereby made to the Warrant Agreement, dated as of April 22, 1999 (the "Warrant Agreement"), between R & B Falcon Corporation and American Stock Transfer & Trust Company, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Warrant Agreement.

         In connection with our proposed purchase of ______________ Warrants represented by:

         (a)      o        Beneficial interests in Warrants, or

         (b)      o        Definitive Warrants,

we confirm that:

                  (i) we are an entity which is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

                  (ii) any purchase of Warrants by us will be for our own account or for the account of one or more other Institutional Accredited Investors:

                  (iii) in the event that we purchase any Warrants, we will acquire Warrants having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Warrants;

                  (v) we are not acquiring Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                  (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Warrants.

         We understand that the Warrants are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Warrants have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any warrants, that (A) such Warrants may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or
(iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) we will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Warrants, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Warrants purchased by us will bear a legend reflecting the substance of this paragraph.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser. We acknowledge that you, the Company and the Initial Purchaser will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                          ------------------------------------
                                                   (Name of Purchaser)

                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------
                                          Address:
                                                  ----------------------------





                                       3